EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Res-Care, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-50726), (No. 333-126279), (No. 333-126282) and (No. 333-117008) on Form S-8 and (No. 333-131590) on Form S-4 of Res-Care, Inc. of our reports dated March 12, 2008, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007 and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Res-Care, Inc. Our report with respect to the consolidated financial statements refers to a change in the method of accounting for share-based payments due to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” as of January 1, 2006.

                                /s/ KPMG LLP

Louisville, Kentucky

March 12, 2008